Exhibit 99.1

GLOBAL HYATT AGREEMENT

Global Hyatt Agreement (this “Agreement”), dated as of March 12, 2008, by, between and among each of Thomas J. Pritzker, Marshall E. Eisenberg and Karl J. Breyer, not individually, but in their capacity as trustees (in such capacity, each a “Trustee” and, collectively, the “Trustees”) and each of the other signatories hereto (each, an “Adult Beneficiary” and, collectively, the “Adult Beneficiaries”). Each beneficiary of a Hyatt Owning Trust who attains the age of 18 following the date hereof and executes a Joinder shall also be deemed to be an “Adult Beneficiary” for purposes of this Agreement.

WHEREAS, the Trustees are the current trustees of each of the United States situs trusts for the benefit of descendants of Nicholas J. Pritzker, deceased, identified on Exhibit A hereto (collectively, the “Hyatt Owning Trusts”);

WHEREAS, the Adult Beneficiaries are beneficiaries of the Hyatt Owning Trusts who have reached the age of eighteen years;

WHEREAS, the Hyatt Owning Trusts are the direct and/or indirect owners of a majority of the common equity interests in Global Hyatt Corporation, a Delaware corporation (“Global Hyatt”);

WHEREAS, in the context of the creation of liquidity, the Trustees and the Adult Beneficiaries have determined it to be in their collective best interests to effect a restructuring of the Hyatt Owning Trusts’ interests in Global Hyatt and, accordingly, the Trustees will seek to create a liquid market for the common equity securities in Global Hyatt through an initial public offering of the common stock (“Global Hyatt Common Stock”) of Global Hyatt registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and anticipated to be listed on the New York Stock Exchange (the “GH IPO”); and

WHEREAS, in order to facilitate the consummation of the GH IPO, the Trustees and the Adult Beneficiaries find it to be in the best interests of all of the parties hereto to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, hereby agree as follows:

ARTICLE I

Term of Agreement

Section 1.1 Effective Time. This Agreement and the obligations of the parties hereto shall become effective for all purposes and respects as of the time the registration statement with respect to the GH IPO is declared effective by the Securities and Exchange Commission (the “Effective Time”); provided, that, if the GH IPO is not consummated within ten business days of the Effective Time, this Agreement shall automatically terminate and be deemed never to have had any force or effect.

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties. Each of the parties signatory hereto hereby represents and warrants to each other party signatory hereto as follows:

(a) Such party has the full power, right and legal capacity to enter into this Agreement and to perform, observe and comply with all of such party’s agreements and obligations hereunder.

(b) This Agreement has been duly and validly executed by such party and, upon delivery thereof by such party, will constitute a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

(c) The execution, delivery and performance of this Agreement by such party in compliance with the terms and provisions hereof will not, to the best of such party’s knowledge, conflict with, result in a breach of, or constitute a violation or default of or give any third party the right to terminate, accelerate or modify any obligation under, (i) any material agreement or other document or instrument to which such party is bound or affected or (ii) any law, statute, rule, regulation, ordinance, writ, order or judgment to which such party is bound or affected.

(d) Except as otherwise provided in or contemplated by this Agreement and except for any consent, approval, authorization, order, registration, qualification or notice required by gaming or other regulatory authorities, no consent, approval, authorization or order of, or registration or qualification with, or notice to any governmental authority or other Person is required by such party to enter into this Agreement.

ARTICLE III

Voting Agreement; Disposition of Securities

Section 3.1 GH IPO. At the Effective Time, the following provisions shall become and be effective provided that Global Hyatt Common Stock continues to be Public:

(a) Until the later to occur of (i) January 1, 2015 and (ii) the date upon which more than 75% of the voting power of Global Hyatt is owned by Persons other than Pritzkers and Foreign Pritzkers (directly or indirectly), all Pritzkers and Foreign Pritzkers in a Beneficiary Group (including trusts only to the extent of the then current benefit of members of such Beneficiary Group) will be free to sell up to 20% of their aggregate holdings of Global Hyatt in each 12 month period (without carry-overs), other than knowingly to any aggregator (i.e., a Person who is required to file a Schedule 13D (or successor form) under the Exchange Act, disclosing an intent other than for investment) and shall not sell more than such amount during any such period; provided, however, upon the unanimous affirmative vote of the Independent directors of Global Hyatt, such 20% limitation may on an annual basis be increased to a higher percentage or waived entirely.

(b) Notwithstanding anything to the contrary contained herein or contained in any other agreement among the parties hereto, all the shares in Global Hyatt owned by each Beneficiary Group (including trusts only to the extent of the then current benefit of members of such Beneficiary Group) will be freely pledgeable to an institutional lender (commercial bank, insurance company, brokerage or the like), which institutional lender will not be subject to sale restrictions upon default and foreclosure.

(c) Until the later to occur of (i) January 1, 2015 and (ii) that date upon which more than 75% of the voting power of the voting securities of Global Hyatt is owned by Persons other than Pritzkers and Foreign Pritzkers, all Pritzkers (and their successors in interest, if applicable), but not the transferees by sale (other than Pritzkers or Foreign Pritzkers who purchase directly from other Pritzkers or Foreign Pritzkers) or by, or following, foreclosures as aforesaid, will vote all of their voting securities of Global Hyatt (and successor Companies) consistent with the recommendations of the board of directors of Global Hyatt with respect to all matters (assuming agreement as to any such matter by a majority of a minimum of three Independent directors or, in the case of transactions involving Global Hyatt and an Affiliate thereof, assuming agreement of all of such minimum of three Independent directors).

(d) After the Trustees have notified the Current Adult Beneficiaries of their intention to distribute Global Hyatt Common Stock and have commenced consultation with them as to the structure of such distribution, no Current Adult Beneficiary shall, until the earlier of (i) six months from the date of such notification, (ii) the Trustees’ revocation of such notification and (iii) the date of distribution of such Global Hyatt Common Stock, acquire either directly, or indirectly for his exclusive benefit, any “derivative securities” (as defined in Rule 16a-1(c) of the Exchange Act) with respect to such Global Hyatt Common Stock.

ARTICLE IV

Arbitration

Section 4.1 Scope of Arbitration.

(a) Except as otherwise expressly provided in this Agreement, disputes between or among any of the parties hereto, and/or disputes between or among any of the parties hereto and any Person who has executed a Joinder (to the extent any such disputes among the parties and/or among the parties and Persons who executed Joinders relate directly to the subject matter of this Agreement), shall be determined solely and exclusively by arbitration in accordance with this Article IV, which shall be broadly construed in favor of arbitrability of all such disputes, including, without limitation, any dispute, controversy, claim or other issue arising out of or relating to:

(i) The existence, validity, interpretation, construction, enforcement, breach, termination or rescission of this Agreement;

(ii) The actions or failures to act of any party to this Agreement with respect to this Agreement;

(iii) Dispute resolution under this Agreement, including arbitrability; or

(iv) All other matters directly related to the subject matter of this Agreement.

(b) In any arbitration, this Agreement and all other documentation determined by the Arbitrator to be relevant shall be admissible in evidence. In deciding any issue submitted to arbitration, the Arbitrator shall consider the rights, powers and obligations of the Trustees (or their predecessors) in light of this Agreement, the relevant trust instruments, and Illinois law.

Section 4.2 Rules; Location.

(a) Except as otherwise provided herein, the Commercial Arbitration Rules of the American Arbitration Association in effect as of the Effective Time shall govern any arbitration hereunder, but such arbitration shall not be conducted under the auspices of the American Arbitration Association.

(b) All arbitrations shall be held in Chicago, Illinois, at a site or sites determined by the Arbitrator.

Section 4.3 Arbitrator.

(a) All arbitrations will be before a single arbitrator (the “Arbitrator”), who shall be Independent, have a respected legal background, and be selected in accordance with this Section.

(b) The parties agree that the initial Arbitrator shall be Michael Sovern.

(c) Mr. Sovern shall nominate a successor Arbitrator who shall become the successor Arbitrator upon (i) approval of six of the Current Adult Beneficiaries and (ii) the execution and delivery by such individual of a Joinder in reasonably acceptable form.

(d) Each successor Arbitrator shall appoint a subsequent successor who satisfies the criteria described in Section 4.3(a), and in the absence thereof, and notwithstanding the provisions of Section 4.2(a) hereof, the successor Arbitrator shall be selected by the American Arbitration Association pursuant to Section L-3 of the Optional Procedures for Large Complex Commercial Disputes of the Commercial Arbitration rules of the American Arbitration Association (or any successor provision).

(e) Once an Arbitrator is identified as provided above, all parties to this Agreement and their counsel, Joined Agents and other representatives will refrain from all ex parte contacts with the Arbitrator.

Section 4.4 Demand for and Action to Compel Arbitration.

(a) To demand arbitration hereunder, the party seeking arbitration shall be required to deliver written notice to the Arbitrator (when and if available) and each of the Trustees and all parties in respect of whom arbitration is sought, specifying in reasonable detail the issue or issues to be arbitrated. Upon receipt of such notice, the Arbitrator shall commence, conduct and conclude all proceedings within a reasonable time. Notwithstanding anything to the contrary contained in this Agreement, no party may demand arbitration subsequent to the date that is ninety (90) days following the date upon which the voting agreement set forth in Article III hereof expires by its terms.

(b) Nothing herein shall be deemed to impair the right of any party to seek an order of any court of competent jurisdiction compelling arbitration or in aid of the jurisdiction of the Arbitrator.

Section 4.5 Confidentiality.

(a) Except as may be required by applicable law and for communications among the parties to this Agreement and their respective counsel (and Persons retained by counsel for the purpose of assisting in any proceeding, who shall agree to be bound by a reasonable confidentiality agreement), all arbitration proceedings commenced hereunder, and all demands, pleadings, briefs or other documents relating to such proceedings, as well as any decisions or awards of the Arbitrator (except insofar as may be necessary to obtain judicial confirmation and/or enforcement of such decision or award), shall be completely and permanently confidential and shall not be communicated to third parties, and the Arbitrator will so order.

(b) Any party initiating judicial proceedings to compel arbitration or to confirm an award of the Arbitrator shall in good faith seek an order providing for the filing of all pleadings and arbitration documents under seal and all of the parties shall agree thereto.

(c) No tape or electronic recording or transcripts of arbitration proceedings shall be retained by any party after the completion of the arbitration proceeding; provided, however, that the Arbitrator (and any successor Arbitrators) may retain such records as he deems useful to the discharge of his duties hereunder and the Arbitrator may make any recordings or transcripts available upon request of a party to a subsequent arbitration pursuant to this Article (and solely for use in such subsequent arbitration) at his discretion and upon terms and conditions the Arbitrator deems appropriate.

Section 4.6 Discovery and Conduct of Hearing.

(a) The parties to any arbitration hereunder shall be entitled to such pre-hearing discovery, if any, as may be determined by the Arbitrator.

(b) In conducting the arbitration, the Arbitrator may act in summary fashion, upon submission of papers, or in plenary fashion, in his discretion.

Section 4.7 Form of Award; Remedies; Confirmation.

(a) An award of the Arbitrator shall be in writing and signed by him, shall not include findings of fact, conclusions of law, or other matters of opinion, shall state as briefly as possible the determination of the issue or issues submitted, and shall be final and binding on the parties to this Agreement in all respects and for all purposes (without any right of appeal).

(b) The Arbitrator shall be authorized to award any form of relief as may be appropriate, consistent with the Commercial Arbitration Rules of the American Arbitration Association, including immediate, interim and/or final equitable relief, compensatory damages, fees, costs and expenses of the arbitration proceeding (including the payment thereof from one or more Hyatt Owning Trusts, as appropriate), and non-monetary sanctions (but not Consequential Damages, punitive damages, exemplary damages or multiple damages).

(c) Notwithstanding any other provision of this Agreement, the Arbitrator shall not render any monetary award against a Trustee personally in the absence of a finding that such Trustee has willfully, materially and in bad faith breached his fiduciary duty. Any such monetary award shall be for actual and/or compensatory damages, and not for Consequential Damages, punitive damages, exemplary damages, or multiple damages.

(d) A party to an arbitration shall have the right to petition a court of competent jurisdiction located in Chicago, Illinois for an order confirming the Arbitrator’s award.

Section 4.8 Certain Arbitrations. The exclusive requirement to arbitrate hereunder shall not apply with respect to the manner in which Global Hyatt’s operations are conducted to the extent the parties (in their capacities as shareholders) and non-Pritzker public shareholders are affected comparably; provided, however, that a party may participate in and benefit from any shareholder litigation initiated by a non-party. A party may not solicit others to initiate or be a named plaintiff in such litigation, (i) unless two thirds of the Independent directors of a board of directors having at least three Independent directors do not vote in favor of the matter that is the subject of the litigation or (ii), in the case of affiliated transactions reviewed by Global Hyatt’s board of directors, unless at least one Independent director did not approve the transaction.

ARTICLE V

Definitions

Section 5.1 Certain Defined Terms. For purposes of this Agreement the following terms and phrases shall have the following meanings:

“Affiliate” means any Person who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, a specified Person (the term “control” for these purposes meaning the ability, whether by ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to act as or select the managing or general partner of a partnership, manager or managing member of a limited liability company, or otherwise to select, or have the power to remove and then select, a majority of those Persons exercising governing authority over a Person).

“Beneficiary Group” means each Current Adult Beneficiary and his/her lineal descendants and current spouse, if relevant.

“Company” means a corporation, partnership, limited liability company, association, group (as defined in Section 13(d) of the Exchange Act), proprietorship, Delaware business or similar trust or other non-corporate organization.

“Consequential Damages” means such damages as do not flow directly and immediately from the act of a party, but which arise from intervention of special circumstances not ordinarily predictable (for greater certainty, “Consequential Damages” do not include general and special, actual or compensatory damages as will compensate an injured party for the injury sustained (and nothing more)).

“Current Adult Beneficiaries” means the individuals identified on Exhibit B hereto.

“Foreign Pritzkers” means the Pritzker family members, who are the lineal descendants of Nicholas J. Pritzker, deceased, and spouses, any trusts for the current or future, direct or indirect, vested or contingent, benefit of any of the foregoing the situs of which is outside the United States and/or Affiliates of any thereof.

“Independent” means, with respect to an individual, an individual who (i), in the case of the Arbitrator or successor Arbitrator only, has no direct material business relationship with any party to this Agreement, and (ii) satisfies the criteria set forth in Section 303A.02 of the New York Stock Exchange Listed Company Manual as in effect at the Effective Time.

“Joinder” means an instrument pursuant to which the signatory thereto becomes a party to this Agreement and assumes obligations hereunder.

“Joined Agent” means an agent or representative of a Trustee or Adult Beneficiary who has executed and delivered a Joinder agreeing to be bound by Article IV; provided, however, that counsel to each of the Adult Beneficiaries shall be deemed to be a Joined Agent hereunder whether or not such counsel has executed and delivered a Joinder.

“Person” means an individual, Company and/or governmental authority.

“Pritzkers” means the Pritzker family members, who are the lineal descendants of Nicholas J. Pritzker, deceased, and spouses, any United States situs trusts for the current or future, direct or indirect, vested or contingent, benefit of any of the foregoing and/or Affiliates of any thereof.

“Public”, when referring to Global Hyatt Common Stock, means such Global Hyatt Common Stock is registered pursuant to Section 12 of the Exchange Act.

ARTICLE VI

Miscellaneous

Section 6.1 Interpretation. The headings and captions preceding the text of Articles and Sections included in this Agreement and the headings and captions to Exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement and shall be deemed to include each other gender, and the singular shall include the plural and vice versa, as the context may require. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. References to any “Article”, “Section” or “Exhibit” shall refer to an Article or Section of, or an Exhibit to, this Agreement, as the same may be amended, modified, supplemented or restated from time to time in accordance with this Agreement or any other document or instrument of even date herewith. All references to the discretion of the Trustees (or any of them) shall mean the sole and absolute discretion of the Trustees. Any act by any agent of any of the Trustees shall be deemed to be the act of the Trustee who is the principal for such agent. Upon the death or incapacity of a Current Adult Beneficiary, the vote, designation right, consent and/or agreement of such Current Adult Beneficiary may be assigned, by will or other similar instrument, to any Person, including to another Current Adult Beneficiary (it being agreed that in the absence of such assignment, such vote, designation right, consent and/or agreement shall inure per stirpes to the benefit of the issue of such Current Adult Beneficiary; provided, however, that the descendants of a Current Adult Beneficiary who have attained the age of 18 shall share equally a proxy for the voting interest of all other minor descendants of said Current Adult Beneficiary, and if all issue of said Current Adult Beneficiary shall be under the age of 18 the surviving parent of said issue shall enjoy such vote, designation right, consent and/or agreement power until any of said issue attain the age of 18).

Section 6.2 Support of Contemplated Transactions. Without limiting the right of the parties to commence an arbitration pursuant to Article IV, each of the parties will cooperate with each other party in all reasonable respects and act reasonably and in good faith in effectuating this Agreement. Each party will employ the dispute resolution provisions of Article IV only in connection with a bona fide dispute, controversy, claim or other issue concerning a substantial matter that is subject to such dispute resolution provisions.

Section 6.3 Consent of Adult Beneficiaries. Each of the Adult Beneficiaries hereby consents to the actions of the Trustees contemplated by this Agreement.

Section 6.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

Section 6.5 Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND EACH OF THE EXHIBITS TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. SUBJECT TO COMPLIANCE WITH ARTICLE IV, AS APPLICABLE, EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF, AND CONSENTS TO VENUE IN, THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS FOR ALL PURPOSES HEREUNDER.

Section 6.6 Further Assurances. Each of the parties hereto will, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by any other party hereto in order to carry out the purposes and intent of this Agreement.

Section 6.7 Incorporation of Recitals. The preamble and recitals to this Agreement are hereby incorporated in this Agreement, and, by this reference, made a part hereof.

Section 6.8 No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event there arises any ambiguity or question or intent or interpretation with respect to this Agreement, this Agreement shall be construed as if drafted jointly by all of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 6.9 Parties in Interest. This Agreement is solely for the benefit of the parties hereto and no other Persons shall be third party beneficiaries of this Agreement.

Section 6.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, and successors, and each trustee of any other currently existing or hereinafter to be formed trust for the current or future, direct or indirect, vested or contingent, benefit of a beneficiary of a Hyatt Owning Trust that is the holder of Global Hyatt Common Stock. Except as provided in the last sentence of Section 6.1 hereof, no party may assign his rights or obligations under this Agreement.

Section 6.11 Severability. If any term or provision of this Agreement shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and this Agreement shall be deemed severable and shall be enforced otherwise to the full extent permitted by law; provided, however, that such enforcement does not deprive any party hereto of the benefit of the bargain.

Section 6.12 Amendment and Waiver. This Agreement may not be amended, modified, supplemented or restated except by written agreement of (w) each of the Trustees, (x) 75% of the Current Adult Beneficiaries and (y) a majority of the Adult Beneficiaries (other than the Current Adult Beneficiaries) at the time any such amendment, modification, supplement or restatement is sought, it being agreed that any of the foregoing individuals may consent or refuse to consent to the amendment, modification or supplementation of this Agreement in such individual’s sole and absolute discretion. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 6.13 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received if delivered personally (including delivery by courier service), transmitted by telegram or facsimile transmission, or mailed by registered or certified mail, postage prepaid, return receipt requested, to the parties at their respective addresses set forth on Exhibit C, or to such other address as the party to whom notice is to be given may have previously furnished to the other parties in writing in accordance herewith. Notice shall be deemed given on the date received (or, if receipt thereof is refused, on the date of such refusal).

Section 6.14 Trustee Exculpation. Each trustee executing this Agreement is executing the same solely in his capacity as a trustee of one or more of the Hyatt Owning Trusts. All obligations and liabilities of any trustee executing this Agreement shall be satisfied solely out of the assets of the trust or trusts on whose behalf such trustee is executing this Agreement, and such trustee shall not be personally liable for the satisfaction of any of such obligations or liabilities as a result of his execution of this Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of March 12, 2008.

TRUSTEES:

/s/ Thomas J. Pritzker
Thomas J. Pritzker

/s/ Marshall E. Eisenberg
Marshall E. Eisenberg

/s/ Karl J. Breyer
Karl J. Breyer
ADULT BENEFICIARIES:

/s/ Nicholas J. Pritzker
Nicholas J. Pritzker

/s/ Thomas J. Pritzker
Thomas J. Pritzker

/s/ James N. Pritzker
James N. Pritzker

/s/ John A. Pritzker
John A. Pritzker

/s/ Linda Pritzker
Linda Pritzker

/s/ Karen L. Pritzker
Karen L. Pritzker

/s/ Penny Pritzker
Penny Pritzker

[Signature Page to Global Hyatt Agreement]

/s/ Daniel F. Pritzker
Daniel F. Pritzker

/s/ Anthony N. Pritzker
Anthony N. Pritzker

/s/ Gigi Pritzker Pucker
Gigi Pritzker Pucker

/s/ Jay Robert Pritzker
Jay Robert Pritzker

/s/ Joseph B. Pritzker
Joseph B. Pritzker

/s/ Regan Pritzker
Regan Pritzker

/s/ Rachel Pritzker Hunter
Rachel Pritzker Hunter

/s/ Roland Bacon Pritzker
Roland Bacon Pritzker

/s/ Jason N. Pritzker
Jason N. Pritzker

/s/ Benjamin T. Pritzker
Benjamin T. Pritzker

/s/ Rosemary Pritzker
Rosemary Pritzker

/s/ Tal Hava Pritzker
Tal Hava Pritzker

/s/ Jacob N. Pritzker
Jacob N. Pritzker

/s/ David T. Pritzker
David T. Pritzker

[Signature Page to Global Hyatt Agreement]

/s/ Allison Pritzker Schwartz
Allison Pritzker Schwartz

/s/ Adam Pritzker
Adam Pritzker

/s/ Isaac Pritzker
Isaac Pritzker

/s/ Noah Pritzker
Noah Pritzker

/s/ Dana Jean Pritzker Schwartz
Dana Jean Pritzker Schwartz

/s/ Nancy Marie Pritzker
Nancy Marie Pritzker

[Signature Page to Global Hyatt Agreement]

Exhibit A

HYATT OWNING TRUSTS

A.N.P. TRUST # 1

A.N.P. TRUST # 2

A.N.P. TRUST # 3

A.N.P. TRUST # 4-DANIEL

A.N.P. TRUST # 4-JOHN

A.N.P. TRUST # 5-DANIEL

A.N.P. TRUST # 5-JEAN

A.N.P. TRUST # 6

A.N.P. TRUST # 7A

A.N.P. TRUST # 7B

A.N.P. TRUST # 7C

A.N.P. TRUST # 7D

A.N.P. TRUST # 8

A.N.P. TRUST # 9

A.N.P. TRUST #10

A.N.P. TRUST #11

A.N.P. TRUST #12

A.N.P. TRUST #13A

A.N.P. TRUST #13B

A.N.P. TRUST #13C

A.N.P. TRUST #13D

A.N.P. TRUST #14

A.N.P. TRUST #15

A.N.P. TRUST #16

A.N.P. TRUST #17

A.N.P. TRUST #18-JOHN

A.N.P. TRUST #18-THOMAS

A.N.P. TRUST #19

A.N.P. TRUST #20

A.N.P. TRUST #21

A.N.P. TRUST #22-JAMES

A.N.P. TRUST #22-LINDA

A.N.P. TRUST #23-KAREN

A.N.P. TRUST #23-LINDA

A.N.P. TRUST #24-JAMES

A.N.P. TRUST #24-KAREN

A.N.P. TRUST #25

A.N.P. TRUST #26

A.N.P. TRUST #27

A.N.P. TRUST #28-JAMES

A.N.P. TRUST #28-LINDA

A.N.P. TRUST #29-KAREN

A.N.P. TRUST #29-LINDA

A.N.P. TRUST #30-JAMES

A.N.P. TRUST #30-KAREN

A.N.P. TRUST #31

A.N.P. TRUST #32

A.N.P. TRUST #33

A.N.P. TRUST #34-ANTHONY

A.N.P. TRUST #34-PENNY

A.N.P. TRUST #35-ANTHONY

A.N.P. TRUST #35-JAY ROBERT

A.N.P. TRUST #36-JAY ROBERT

A.N.P. TRUST #36-PENNY

A.N.P. TRUST #37

A.N.P. TRUST #38

A.N.P. TRUST #39

A.N.P. TRUST #40-ANTHONY

A.N.P. TRUST #40-PENNY

A.N.P. TRUST #41-ANTHONY

A.N.P. TRUST #41-JAY ROBERT

A.N.P. TRUST #42-JAY ROBERT

A.N.P. TRUST #42-PENNY

AMARILLO RESIDUARY TRUST # 1

AMARILLO RESIDUARY TRUST # 2

AMARILLO RESIDUARY TRUST # 3

AMARILLO RESIDUARY TRUST # 4

AMARILLO RESIDUARY TRUST # 5

AMARILLO RESIDUARY TRUST # 6

AMARILLO RESIDUARY TRUST # 7

AMARILLO RESIDUARY TRUST # 8

AMARILLO RESIDUARY TRUST # 9

AMARILLO RESIDUARY TRUST #10

DNP RESIDUARY TRUST #1

DNP RESIDUARY TRUST #2

DNP RESIDUARY TRUST #3

DNP RESIDUARY TRUST #4

DNP RESIDUARY TRUST #5

DNP RESIDUARY TRUST #6

DNP RESIDUARY TRUST #7

DNP RESIDUARY TRUST #8

DNP RESIDUARY TRUST #9

DON G.C. TRUST #1

DON G.C. TRUST #2

DON G.C. TRUST #3

DON G.C. TRUST #4

DON G.C. TRUST #5

DON G.C. TRUST #6

DON G.C. TRUST #7

DON G.C. TRUST #8

DON G.C. TRUST #9

DON G.C. TRUST #10

DON TRUST NO. 25

ECI FAMILY TRUST #1

ECI FAMILY TRUST #2

ECI FAMILY TRUST #3

ECI FAMILY TRUST #4

ECI FAMILY TRUST #5

ECI FAMILY TRUST #6

ECI QSST TRUST #1

ECI QSST TRUST #2

ECI QSST TRUST #3

ECI QSST TRUST #4

ECI QSST TRUST #5

ECI QSST TRUST #6

F.L.P. RESIDUARY TRUST #1

F.L.P. RESIDUARY TRUST #5

F.L.P. RESIDUARY TRUST #6

F.L.P. RESIDUARY TRUST #9

F.L.P. RESIDUARY TRUST #11

F.L.P. RESIDUARY TRUST #12

F.L.P. RESIDUARY TRUST #13

F.L.P. RESIDUARY TRUST #14

F.L.P. RESIDUARY TRUST #15

F.L.P. RESIDUARY TRUST #16

F.L.P. RESIDUARY TRUST #17

F.L.P. RESIDUARY TRUST #18

F.L.P. RESIDUARY TRUST #19

F.L.P. RESIDUARY TRUST #20

F.L.P. RESIDUARY TRUST #21

F.L.P. RESIDUARY TRUST #22

F.L.P. RESIDUARY TRUST #23

F.L.P. RESIDUARY TRUST #24

F.L.P. RESIDUARY TRUST #25

F.L.P. RESIDUARY TRUST #26

F.L.P. RESIDUARY TRUST #27

F.L.P. RESIDUARY TRUST #28

F.L.P. RESIDUARY TRUST #29

F.L.P. RESIDUARY TRUST #30

F.L.P. RESIDUARY TRUST #31

F.L.P. RESIDUARY TRUST #32

F.L.P. RESIDUARY TRUST #33

F.L.P. RESIDUARY TRUST #34

F.L.P. RESIDUARY TRUST #35

F.L.P. RESIDUARY TRUST #36

F.L.P. RESIDUARY TRUST #37

F.L.P. RESIDUARY TRUST #38

F.L.P. RESIDUARY TRUST #39

F.L.P. RESIDUARY TRUST #40

F.L.P. RESIDUARY TRUST #41

F.L.P. RESIDUARY TRUST #42

F.L.P. RESIDUARY TRUST #43

F.L.P. RESIDUARY TRUST #44

F. L. P. RESIDUARY TRUST #45

F. L. P. RESIDUARY TRUST #46

F. L. P. RESIDUARY TRUST #47

F. L. P. RESIDUARY TRUST #48

F. L. P. RESIDUARY TRUST #49

F. L. P. RESIDUARY TRUST #50

F. L. P. RESIDUARY TRUST #51

F. L. P. RESIDUARY TRUST #52

F. L. P. RESIDUARY TRUST #53

F. L. P. RESIDUARY TRUST #54

F. L. P. RESIDUARY TRUST #55

F. L. P. RESIDUARY TRUST #56

F. L. P. TRUST NO. 10

F. L. P. TRUST NO. 11

F. L. P. TRUST NO. 12

F. L. P. TRUST NO. 13

F. L. P. TRUST NO. 14

F. L. P. TRUST NO. 15

F. L. P. TRUST NO. 16

F. L. P. TRUST NO. 17

F. L. P. TRUST NO. 19

F. L. P. TRUST NO. 20

F. L. P. TRUST NO. 21

LA SALLE G.C. TRUST #2

LA SALLE G.C. TRUST #3

LA SALLE G.C. TRUST #4

LA SALLE G.C. TRUST #5

LA SALLE G.C. TRUST #6

LA SALLE G.C. TRUST #7

LA SALLE G.C. TRUST #8

LA SALLE G.C. TRUST #9

LA SALLE G.C. TRUST #10

LA SALLE G.C. TRUST #11

LA SALLE TRUST #13

LA SALLE TRUST #14

LA SALLE TRUST #15

LA SALLE TRUST #17

LA SALLE TRUST #18

LA SALLE TRUST #19

LA SALLE TRUST #27

LA SALLE TRUST #41

LA SALLE TRUST #42

LA SALLE TRUST #43

LA SALLE TRUST #44

LA SALLE TRUST #45

LA SALLE TRUST #46

LA SALLE TRUST #47

LA SALLE TRUST #48

LA SALLE TRUST #49

LA SALLE TRUST #50

LA SALLE TRUST #51

LA SALLE TRUST #52

LA SALLE TRUST #53

LA SALLE TRUST #54

LA SALLE TRUST #55

LA SALLE TRUST #56

LA SALLE TRUST #57

LA SALLE TRUST #58

LA SALLE TRUST #59

LA SALLE TRUST #60

LA SALLE TRUST #61

LA SALLE TRUST #62

LA SALLE TRUST NO. 63

LA SALLE TRUST NO. 64

N.F.P. QSST TRUST NO. 21

BANDON TRUST-OREGON # 1

BARVIEW TRUST-OREGON # 2

BROWNSVILLE TRUST-OREGON # 3

CARLTON TRUST-OREGON # 4

CLAKAMAS TRUST-OREGON # 5

CLATSKANIE TRUST-OREGON # 6

CRESWELL TRUST-OREGON # 7

DRAIN TRUST-OREGON # 8

EASTSIDE TRUST-OREGON # 9

ELGIN TRUST-OREGON # 10

ENTERPRISE TRUST-OREGON # 11

ESTACADA TRUST-OREGON # 12

FAIRVIEW TRUST-OREGON # 13

GARIBALDI TRUST-OREGON # 14

GREEN TRUST-OREGON # 15

HARRISBURG TRUST-OREGON # 16

FOSSIL TRUST-OREGON # 17

GARDINER TRUST-OREGON # 18

GEARHART TRUST-OREGON # 19

GERVAIS TRUST-OREGON # 20

GILCHRIST TRUST-OREGON # 21

GLENDALE TRUST-OREGON # 22

GLENMORRIE TRUST-OREGON # 23

GLIDE TRUST-OREGON # 24

HARBOR TRUST-OREGON # 25

HUBBARD TRUST-OREGON # 26

HUNTINGTON TRUST-OREGON # 27

JOSEPH TRUST-OREGON # 28

KINZUA TRUST-OREGON # 29

LAFAYETTE TRUST-OREGON # 30

LEWISBURG TRUST-OREGON # 31

LOWELL TRUST-OREGON # 32

AMITY TRUST-OREGON # 33

APPLEGATE TRUST-OREGON # 34

ATHENA TRUST-OREGON # 35

AUMSVILLE TRUST-OREGON # 36

BELLEVIEW TRUST-OREGON # 37

BLY TRUST-OREGON # 38

CANYONVILLE TRUST-OREGON # 39

CHARLESTON TRUST-OREGON # 40

CHILOQUIN TRUST-OREGON # 41

COBURG TRUST-OREGON # 42

CONDON TRUST-OREGON # 43

DAYTON TRUST-OREGON # 44

DILLARD TRUST-OREGON # 45

DUNDEE TRUST-OREGON # 46

DUNES TRUST-OREGON # 47

ELMIRA TRUST-OREGON # 48

CANYON TRUST-OREGON # 49

BEECH TRUST-OREGON # 50

BATTLE TRUST-OREGON # 51

BLUE TRUST-OREGON # 52

SEBASTIAN TRUST-OREGON # 53

CAMAS TRUST-OREGON # 54

LOW TRUST-OREGON # 55

ALSEA TRUST-OREGON # 56

BROGAN TRUST-OREGON # 57

BURNT TRUST-OREGON # 58

HAYES TRUST-OREGON # 59

PARKER TRUST-OREGON # 60

GRASS TRUST-OREGON # 61

NECANIUM TRUST-OREGON # 62

SISKIYOU TRUST-OREGON # 63

WILLAMETTE TRUST-OREGON # 64

BEAVERTON TRUST-OREGON # 65

CORVALLIS TRUST-OREGON # 66

EUGENE TRUST-OREGON # 67

MEDFORD TRUST-OREGON # 68

PARKROSE TRUST-OREGON # 69

PORTLAND TRUST-OREGON # 70

SALEM TRUST-OREGON # 71

SPRINGFIELD TRUST-OREGON # 72

ALBANY TRUST-OREGON # 73

ALTAMONT TRUST-OREGON # 74

BEND TRUST-OREGON # 75

GRESHAM TRUST-OREGON # 76

HILLSBORO TRUST-OREGON # 77

KEIZER TRUST-OREGON # 78

MILWAUKIE TRUST-OREGON # 79

PENDLETON TRUST-OREGON # 80

DALLAS TRUST-OREGON # 81

GLADESTONE TRUST-OREGON # 82

HAYESVILLE TRUST-OREGON # 83

LEBANON TRUST-OREGON # 84

NEWBERG TRUST-OREGON # 85

POWELLHURST TRUST-OREGON # 86

ROCKWOOD TRUST-OREGON # 87

WOODBURN TRUST-OREGON # 88

ANTELOPE TRUST-OREGON # 89

DREWSEY TRUST-OREGON # 90

GRANITE TRUST-OREGON # 91

GREENHORN TRUST-OREGON # 92

HARDMAN TRUST-OREGON # 93

JUNTURA TRUST-OREGON # 94

LONEROCK TRUST-OREGON # 95

SHANIKO TRUST-OREGON # 96

ARAGO TRUST-OREGON # 97

BAYSHORE TRUST-OREGON # 98

BEATTY TRUST-OREGON # 99

BIRKENFELD TRUST-OREGON #100

BLODGETT TRUST-OREGON #101

BROADBENT TRUST-OREGON #102

BURLINGTON TRUST-OREGON #103

CHESHIRE TRUST-OREGON #104

COOSTON TRUST-OREGON #105

DODSON TRUST-OREGON #106

DREW TRUST-OREGON #107

DURKEE TRUST-OREGON #108

ENGLEWOOD TRUST-OREGON #109

FIRWOOD TRUST-OREGON #110

HARPER TRUST-OREGON #111

JAMIESON TRUST-OREGON #112

ALOHA TRUST-OREGON #113

BATTIN TRUST-OREGON #114

BROOKINGS TRUST-OREGON #115

BURNS TRUST-OREGON #116

CANBY TRUST-OREGON #117

COQUILLE TRUST-OREGON #118

GILBERT TRUST-OREGON #119

GLEDOVEER TRUST-OREGON #120

HAZELWOOD TRUST-OREGON #121

HERMISTON TRUST-OREGON #122

KENDALL TRUST-OREGON #123

METZGER TRUST-OREGON #124

MONMOUTH TRUST-OREGON #125

NEWPORT TRUST-OREGON #126

OAKRIDGE TRUST-OREGON #127

ONTARIO TRUST-OREGON #128

BAKER TRUST-OREGON #129

BENTON TRUST-OREGON #130

CURRY TRUST-OREGON #131

DOUGLAS TRUST-OREGON #132

GRANT TRUST-OREGON #133

LAKE TRUST-OREGON #134

MARION TRUST-OREGON #135

POLK TRUST-OREGON #136

COLUMBIA TRUST-OREGON #137

GILLIAM TRUST-OREGON #138

CLERK TRUST-OREGON #139

JACKSON TRUST-OREGON #140

JEFFERSON TRUST-OREGON #141

KLAMATH TRUST-OREGON #142

LINN TRUST-OREGON #143

MORROW TRUST-OREGON #144

CLATSOP TRUST-OREGON #145

COOS TRUST-OREGON #146

JOSEPHINE TRUST-OREGON #147

LANE TRUST-OREGON #148

MALHEUR TRUST-OREGON #149

SHERMAN TRUST-OREGON #150

UNION TRUST-OREGON #151

WASCO TRUST-OREGON #152

CRESCENT TRUST-OREGON #153

SUMMIT TRUST-OREGON #154

MILLER TRUST-OREGON #155

DAVIS TRUST-OREGON #156

OWYHEE TRUST-OREGON #157

COW TRUST-OREGON #158

MAGONE TRUST-OREGON #159

OSWEGO TRUST-OREGON #160

RIDER TRUST-OREGON #161

WALLOWA TRUST-OREGON #162

HARNEY TRUST-OREGON #163

YOUNG TRUST-OREGON #164

CRATER TRUST-OREGON #165

SUMMER TRUST-OREGON #166

ABERT TRUST-OREGON #167

ALKALI TRUST-OREGON #168

ADAMS TRUST-OREGON #169

ADRIAN TRUST-OREGON #170

ALVADORE TRUST-OREGON #171

AZALEA TRUST-OREGON #172

BALLSTON TRUST-OREGON #173

BARLOW TRUST-OREGON #174

BEAVER TRUST-OREGON #175

BECK TRUST-OREGON #176

BONNEVILLE TRUST-OREGON #177

BORING TRUST-OREGON #178

BRICKERVILLE TRUST-OREGON #179

BRIDGE TRUST-OREGON #180

BRIGHTWOOD TRUST-OREGON #181

OPHELIA TRUST-OREGON #182

BUXTON TRUST-OREGON #183

CARVER TRUST-OREGON #184

ASTORIA TRUST-OREGON #185

PRINEVILLE TRUST-OREGON #186

ROSEBURG TRUST-OREGON #187

LAKEVIEW TRUST-OREGON #188

VALE TRUST-OREGON #189

HEPPNER TRUST-OREGON #190

MORO TRUST-OREGON #191

TILLAMOOK TRUST-OREGON #192

IDANHA TRUST-OREGON #193

IDAVILLE TRUST-OREGON #194

IMBLER TRUST-OREGON #195

INDEPENDENCE TRUST-OREGON #196

INTERLACHEN TRUST-OREGON #197

IONE TRUST-OREGON #198

IRRIGON TRUST-OREGON #199

IRVING TRUST-OREGON #200

OAKLAND TRUST-OREGON #201

OCEANSIDE TRUST-OREGON #202

ODELL TRUST-OREGON #203

OLNEY TRUST-OREGON #204

OPHIR TRUST-OREGON #205

ORENCO TRUST-OREGON #206

ORIENT TRUST-OREGON #207

OXBOW TRUST-OREGON #208

P. G. - DANIEL TRUST

P. G. - DON #3 TRUST

P. G. - JEAN TRUST

P. G. - JIM TRUST

P. G. - JOHNNY TRUST

P. G. - KAREN TRUST

P. G. - LINDA TRUST

P. G. - NICHOLAS TRUST

P. G. - PENNY TRUST

P. G. - TOM TRUST

P. G. - TONY TRUST

P.P.C. TRUST #2- GIGI

P.P.C. TRUST #2- TOM

P.P.C. TRUST #3- JAY ROBERT

P.P.C. TRUST #3- LINDA

P.P.C. TRUST #4- ANTHONY

P.P.C. TRUST #4- JAY ROBERT

P.P.C. TRUST #4- JIM

P.P.C. TRUST #5- ANTHONY

P.P.C. TRUST #5- KAREN

P.P.C. TRUST #6- ANTHONY

P.P.C. TRUST #6- DANIEL

P.P.C. TRUST #6- GIGI

P.P.C. TRUST #6- PENNY

P.P.C. TRUST #7- JOHN

P.P.C. TRUST #7- PENNY

R. A. TRUST NO. 25

R.A. G.C. TRUST #1

R.A. G.C. TRUST #2

R.A. G.C. TRUST #3

R.A. G.C. TRUST #4

R.A. G.C. TRUST #5

R.A. G.C. TRUST #6

R.A. G.C. TRUST #7

R.A. G.C. TRUST #8

R.A. G.C. TRUST #9

R.A. G.C. TRUST #10

RAINER TRUST-WASHINGTON # 1

SLIDE TRUST-WASHINGTON # 2

CRYSTAL TRUST-WASHINGTON # 3

ELLIS TRUST-WASHINGTON # 4

OLYMPUS TRUST-WASHINGTON # 5

CARRIE TRUST-WASHINGTON # 6

ELK TRUST-WASHINGTON # 7

CONSTANCE TRUST-WASHINGTON # 8

HENDERSON TRUST-WASHINGTON # 9

ANDERSON TRUST-WASHINGTON # 10

TWIN TRUST-WASHINGTON # 11

HAYSTACK TRUST-WASHINGTON # 12

PILCHUCK TRUST-WASHINGTON # 13

INDEX TRUST-WASHINGTON # 14

BEARHEAD TRUST-WASHINGTON # 15

STRAWBERRY TRUST-WASHINGTON # 16

SIMCOE TRUST-WASHINGTON # 17

CLIFTY TRUST-WASHINGTON # 18

CASHMERE TRUST-WASHINGTON # 19

CLARK TRUST-WASHINGTON # 20

BONANZA TRUST-WASHINGTON # 21

GOODE TRUST-WASHINGTON # 22

LOGAN TRUST-WASHINGTON # 23

JACK TRUST-WASHINGTON # 24

OKANOGAN TRUST-WASHINGTON # 25

COLVILLE TRUST-WASHINGTON # 26

KANIKSU TRUST-WASHINGTON # 27

UMATILLA TRUST-WASHINGTON # 28

PINCHOT TRUST-WASHINGTON # 29

GIFFORD TRUST-WASHINGTON # 30

LATHROP TRUST-WASHINGTON # 31

ROSS TRUST-WASHINGTON # 32

OLYMPIC TRUST-WASHINGTON # 33

BREMERTON TRUST-WASHINGTON # 34

VANCOUVER TRUST-WASHINGTON # 35

DARRINGTON TRUST-WASHINGTON # 36

KEECHELUS TRUST-WASHINGTON # 37

FEDERATION TRUST-WASHINGTON # 38

HANFORD TRUST-WASHINGTON # 39

PAULS TRUST-WASHINGTON # 40

BUTTE TRUST-WASHINGTON # 41

STEPTOE TRUST-WASHINGTON # 42

FAIRCHILD TRUST-WASHINGTON # 43

COULEE TRUST-WASHINGTON # 44

VERNON TRUST-WASHINGTON # 45

MCNARY TRUST-WASHINGTON # 46

MARYHILL TRUST-WASHINGTON # 47

PASTIME TRUST-WASHINGTON # 48

CHELAN TRUST-WASHINGTON # 49

MOSES TRUST-WASHINGTON # 50

ENTIAT TRUST-WASHINGTON # 51

WALLOLA TRUST-WASHINGTON # 52

BANKS TRUST-WASHINGTON # 53

RIFFE TRUST-WASHINGTON # 54

SACAJEWEA TRUST-WASHINGTON # 55

BRYAN TRUST-WASHINGTON # 56

NEWMAN TRUST-WASHINGTON # 57

ROCK TRUST-WASHINGTON # 58

ROOSEVELT TRUST-WASHINGTON # 59

SHANNON TRUST-WASHINGTON # 60

STEVENS TRUST-WASHINGTON # 61

SPECTACLE TRUST-WASHINGTON # 62

GALISPELL TRUST-WASHINGTON # 63

WEST TRUST-WASHINGTON # 64

MARENGO TRUST-WASHINGTON # 65

SPANGLE TRUST-WASHINGTON # 66

PACKWOOD TRUST-WASHINGTON # 67

MOORE TRUST-WASHINGTON # 68

ALMIRA TRUST-WASHINGTON # 69

GRANDVIEW TRUST-WASHINGTON # 70

MALDEN TRUST-WASHINGTON # 71

TEKOA TRUST-WASHINGTON # 72

PACK TRUST-WASHINGTON # 73

FAIRFIELD TRUST-WASHINGTON # 74

RITZVILLE TRUST-WASHINGTON # 75

WARDEN TRUST-WASHINGTON # 76

BRIDGEPORT TRUST-WASHINGTON # 77

QUINCY TRUST-WASHINGTON # 78

PENAWOWA TRUST-WASHINGTON # 79

ALMOTA TRUST-WASHINGTON # 80

QUIET TRUST-WASHINGTON # 81

LEMEI TRUST-WASHINGTON # 82

SODA TRUST-WASHINGTON # 83

BOISTFORD TRUST-WASHINGTON # 84

SNAG TRUST-WASHINGTON # 85

WINDY TRUST-WASHNGTON # 86

MICA TRUST-WASHINGTON # 87

GYPSY TRUST-WASHINGTON # 88

GLACIER TRUST-WASHINGTON # 89

MONTE CRISTO TRUST-WASHINGTON # 90

WENATCHEE TRUST-WASHINGTON # 91

VESPER TRUST-WASHINGTON # 92

GUNN TRUST-WASHINGTON # 93

PYRAMID TRUST-WASHINGTON # 94

MISSION TRUST-WASHINGTON # 95

SIGNAL TRUST-WASHINGTON # 96

UNDER TRUST-WASHINGTON # 97

SADDLE TRUST-WASHINGTON # 98

ABERCROMBIE TRUST-WASHINGTON # 99

HALL TRUST-WASHINGTON #100

MOLYBENITE TRUST-WASHINGTON #101

CHWELAH TRUST-WASHINGTON #102

BOYER TRUST-WASHINGTON #103

COUGAR TRUST-WASHINGTON #104

REDTOP TRUST-WASHINGTON #105

CHIMNEY TRUST-WASHINGTON #106

JULY TRUST-WASHINGTON #107

STAR TRUST-WASHINGTON #108

PINNACLE TRUST-WASHINGTON #109

REMMEL TRUST-WASHINGTON #110

MILE TRUST-WASHINGTON #111

ZEBRA TRUST-WASHINGTON #112

IRON TRUST-WASHINGTON #113

FOOT TRUST-WASHINGTON #114

BELLS TRUST-WASHINGTON #115

BADGER TRUST-WASHINGTON #116

YEARLING TRUST-WASHINGTON #117

KING TRUST-WASHINGTON #118

ANT TRUST-WASHINGTON #119

AIX TRUST-WASHINGTON #120

SNOQUALMIE TRUST-WASHINGTON #121

TWISP TRUST-WASHINGTON #122

RAINY TRUST-WASHINGTON #123

WASHINGTON TRUST-WASHINGTON #124

HARTS TRUST-WASHINGTON #125

CASCADE TRUST-WASHINGTON #126

AUSTIN TRUST-WASHINGTON #127

STAMPEDE TRUST-WASHINGTON #128

SWAUK TRUST-WASHINGTON #129

BLEWITT TRUST-WASHINGTON #130

CAYUSE TRUST-WASHINGTON #131

BY TRUST-WASHINGTON #132

OVER TRUST-WASHINGTON #133

SATUS TRUST-WASHINGTON #134

COPPER TRUST-WASHINGTON #135

SNOWY TRUST-WASHINGTON #136

OZETTE TRUST-WASHINGTON #137

SKOKOMICH TRUST-WASHINGTON #138

CHEROKEE TRUST-WASHINGTON #139

SPOKANE TRUST-WASHINGTON #140

LUMMI TRUST-WASHINGTON #141

SHOALWATER TRUST-WASHINGTON #142

HOH TRUST-WASHINGTON #143

QUILLAYUTE TRUST-WASHINGTON #144

NOOKSACK TRUST-WASHINGTON #145

SUIATTLE TRUST-WASHINGTON #146

WHITE TRUST-WASHINGTON #147

ICICLE TRUST-WASHINGTON #148

KLICKITAT TRUST-WASHINGTON #149

WILLAPA TRUST-WASHINGTON #150

SNOW TRUST-WASHINGTON #151

DICKEY TRUST-WASHINGTON #152

TOUTLE TRUST-WASHINGTON #153

SALMON TRUST-WASHINGTON #154

YELLOW TRUST-WASHINGTON #155

CHEHALIS TRUST-WASHINGTON #156

WYNOOCHEE TRUST-WASHINGTON #157

QUIMALT TRUST-WASHINGTON #158

QUEETS TRUST-WASHINGTON #159

WIND TRUST-WASHINGTON #160

MARYSVILLE TRUST-WASHINGTON #161

LYNWOOD TRUST-WASHINGTON #162

EDMONDS TRUST-WASHINGTON #163

WINE TRUST-WASHINGTON #164

SEATTLE TRUST-WASHINGTON #165

BURIEN TRUST-WASHINGTON #166

TOWNSEND TRUST-WASHINGTON #167

FLAGLER TRUST-WASHINGTON #168

ANGELES TRUST-WASHINGTON #169

ABERDEEN TRUST-WASHINGTON #170

HOQUIAM TRUST-WASHINGTON #171

ZESTY TRUST-WASHINGTON #172

BELLINGHAM TRUST-WASHINGTON #173

BLAINE TRUST-WASHINGTON #174

CHUCKANUT TRUST-WASHINGTON #175

ANACORTES TRUST-WASHINGTON #176

Exhibit B

CURRENT ADULT BENEFICIARIES

Nicholas J. Pritzker

Thomas J. Pritzker

James N. Pritzker

John A. Pritzker

Linda Pritzker

Karen L. Pritzker

Penny Pritzker

Daniel F. Pritzker

Anthony N. Pritzker

Gigi Pritzker Pucker

Jay Robert Pritzker

B-1

Exhibit C

NOTICES

Trustees:

Thomas J. Pritzker

The Pritzker Organization, LLC

71 S. Wacker Drive, Suite 4700

Chicago, IL 60606

(312) 873-4900 (Telephone)

(312) 873-4983 (Facsimile)

Mr. Karl J. Breyer

4535 IDS Center

80 S. 8th Street

Minneapolis, MN 55402

(612) 851-2085 (Telephone)

(612) 851-2086 (Facsimile)

Mr. Marshall E. Eisenberg

Neal Gerber & Eisenberg LLP

Two North LaSalle St.

Suite 2200

Chicago, IL 60602

(312) 269-8020 (Telephone)

(312) 269-0260 (Facsimile)

Adult Beneficiaries:

Mr. Adam Pritzker

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9601 (Facsimile)

Ms. Allison Pritzker Schwartz

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9601 (Facsimile)

Mr. Anthony N. Pritzker

c/o Mr. Ivan Deutsch

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-3750 (Telephone)

(212) 558-3588 (Facsimile)

Mr. Benjamin T. Pritzker

c/o Mr. Joel S. Rothman

Joel S. Rothman & Assocs., Ltd.

55 West Monroe St.

Suite 3330

Chicago, IL 60603

(312) 578-0900 (Telephone)

(312) 578-0905 (Facsimile)

Ms. Dana Jean Pritzker Schwartz

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9601 (Facsimile)

Mr. Daniel F. Pritzker

c/o Mr. Ivan Deutsch

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-3750 (Telephone)

(212) 558-3588 (Facsimile)

and

Mr. Daniel F. Pritzker

c/o Mr. Leonard J. Loventhal

3522 N. Janssen

Chicago, IL 60657-1324

(773) 472-5683 (Telephone)

(773) 345-2800 (Facsimile)

Mr. David T. Pritzker

c/o Mr. Joel S. Rothman

Joel S. Rothman & Assocs., Ltd.

55 West Monroe St.

Suite 3330

Chicago, IL 60603

(312) 578-0900 (Telephone)

(312) 578-0905 (Facsimile)

Ms. Gigi Pritzker Pucker

c/o Ms. Karen MacKay

Burke Warren MacKay & Serritella PC

330 N. Wabash Avenue

22nd Floor

Chicago, IL 60611-3607

(312) 840-7009 (Telephone)

(312) 840-7900 (Facsimile)

Mr. Isaac Pritzker

c/o Mr. Thomas Dykstra

N Pritzker Capital Management, LLC

10 S. Wacker Dr.

Suite 1860

Chicago, IL 60606

(312) 896-1717 (Telephone)

(312) 896-1720 (Facsimile)

Mr. Jacob N. Pritzker

c/o Mr. Thomas Dykstra

N Pritzker Capital Management, LLC

10 S. Wacker Dr.

Suite 1860

Chicago, IL 60606

(312) 896-1717 (Telephone)

(312) 896-1720 (Facsimile)

Mr. James N. Pritzker

c/o Mr. Charles E. Dobrusin

Charles E. Dobrusin & Associates, Ltd.

104 S. Michigan Avenue

Suite 900

Chicago, IL 60603-5906

(312) 436-1202 (Telephone)

(312) 436-1201 (Facsimile)

and

Mr. James N. Pritzker

c/o Mr. Harry B. Rosenberg

Reed Smith Sachnoff & Weaver

10 South Wacker Drive

40th Floor

Chicago, IL 60606-7507

(312) 207-1000 (Telephone)

(312) 207-6400 (Facsimile)

Mr. Jason N. Pritzker

c/o Mr. Joel S. Rothman

Joel S. Rothman & Assocs., Ltd.

55 West Monroe St.

Suite 3330

Chicago, IL 60603

(312) 578-0900 (Telephone)

(312) 578-0905 (Facsimile)

Mr. Jay Robert Pritzker

c/o Mr. Ivan Deutsch

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-3750 (Telephone)

(212) 558-3588 (Facsimile)

Mr. John A. Pritzker

c/o Mr. Ivan Deutsch

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-3750 (Telephone)

(212) 558-3588 (Facsimile)

Mr. Joseph B. Pritzker

c/o Mr. Thomas Dykstra

N Pritzker Capital Management, LLC

10 S. Wacker Dr.

Suite 1860

Chicago, IL 60606

(312) 896-1717 (Telephone)

(312) 896-1720 (Facsimile)

Ms. Karen L. Pritzker

c/o Mr. Ivan Deutsch

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-3750 (Telephone)

(212) 558-3588 (Facsimile)

Ms. Linda Pritzker

c/o Mr. Ivan Deutsch

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-3750 (Telephone)

(212) 558-3588 (Facsimile)

Ms. Nancy Marie Pritzker

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9601 (Facsimile)

Mr. Nicholas J. Pritzker

c/o Mr. Marshall Eisenberg

Neal Gerber & Eisenberg LLP

Two North LaSalle St.

Suite 2200

Chicago, IL 60602

(312) 269-8020 (Telephone)

(312) 269-0260 (Facsimile)

Mr. Noah Pritzker

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9601 (Facsimile)

Ms. Penny Pritzker

c/o Mr. Marshall Eisenberg

Neal Gerber & Eisenberg LLP

Two North LaSalle St.

Suite 2200

Chicago, IL 60602

(312) 269-8020 (Telephone)

(312) 269-0260 (Facsimile)

Ms. Rachel Pritzker Hunter

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9601 (Facsimile)

Ms. Regan Pritzker

c/o Mr. Thomas Dykstra

N Pritzker Capital Management, LLC

10 S. Wacker Dr.

Suite 1860

Chicago, IL 60606

(312) 896-1717 (Telephone)

(312) 896-1720 (Facsimile)

Mr. Roland Pritzker

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9601 (Facsimile)

Ms. Rosemary Pritzker

c/o Mr. Eric D. Brandfonbrener

Perkins Coie, LLP

131 S. Dearborn St.

Suite 1700

Chicago, IL 60603

(312) 324-8602 (Telephone)

(312) 324-9601 (Facsimile)

Ms. Tal Hava Pritzker

c/o Mr. Charles E. Dobrusin

Charles E. Dobrusin & Associates, Ltd.

104 S. Michigan Avenue

Suite 900

Chicago, IL 60603-5906

(312) 436-1202 (Telephone)

(312) 436-1201 (Facsimile)

Mr. Thomas J. Pritzker

c/o Mr. Marshall Eisenberg

Neal Gerber & Eisenberg LLP

Two North LaSalle St.

Suite 2200

Chicago, IL 60602

(312) 269-8020 (Telephone)

(312) 269-0260 (Facsimile)

JOINDER AGREEMENT

(Global Hyatt Agreement)

Reference is made to that certain Global Hyatt Agreement (as amended from time to time the “Global Hyatt Agreement”), dated as of March 12, 2008, by, between and among each of the Trustees and each of the Adult Beneficiaries signatories thereto (capitalized terms used herein without definition shall have the meaning set forth in Global Hyatt Agreement).

The undersigned, an Adult Beneficiary, hereby agrees to be bound by all of the terms and provisions of the Global Hyatt Agreement and, as of the date hereof, makes all of the representations and warranties set forth in Exhibit A attached hereto.

Dated as of: February 24, 2009.

/s/ Donald Pritzker Traubert
Donald Pritzker Traubert

Exhibit A

(a) The undersigned has the full power, right and legal capacity to enter into this Joinder Agreement to the Global Hyatt Agreement, to perform, observe and comply with all of the undersigned’s agreements and obligations under the Global Hyatt Agreement and to consummate the transactions contemplated thereby.

(b) This Joinder Agreement to the Global Hyatt Agreement has been duly and validly executed by the undersigned and, upon delivery thereof by the undersigned, this Joinder Agreement and the Global Hyatt Agreement will constitute legal, valid and binding obligations of the undersigned enforceable against the undersigned in accordance with their respective terms.

(c) The undersigned’s informed decision to execute and deliver the Joinder Agreement and perform the Global Hyatt Agreement (A) was made on the basis of legal, tax, financial and other advice from professionals, including Joined Agents, acting on behalf of the undersigned or on the basis of the undersigned having had the opportunity to engage legal, tax, financial and other advice from professionals, acting on behalf of the undersigned, (B) was voluntary, and (C) was not based on any representations, warranties, covenants and/or agreements of any party or other Person not expressly provided for in the Global Hyatt Agreement.